Exhibit 99.1

For Immediate Release:

FirstCash Increases Size of Revolving Bank Credit Facility;

Maturity Date Extended to August 2027

Fort Worth, Texas (August 31, 2022) — FirstCash Holdings, Inc. (“FirstCash” or the “Company”) (Nasdaq: FCFS), the leading international operator of retail pawn stores and a leading provider of retail point-of-sale payment solutions, today announced that it has amended the terms of its long-term, unsecured bank credit facility to increase the size of the commitment to $590 million and extend the maturity date to August 2027.

With this amendment, the size of the facility has been increased from $500 million to $590 million along with an uncommitted accordion feature allowing for an additional $200 million of potential borrowing capacity. In addition, the maturity date of the facility was extended from December 2024 to August 2027 and certain financial covenants were favorably amended to permit increased consolidated leverage through the end of 2024 and to eliminate the existing domestic leverage ratio covenant. The facility is provided by a group of eleven commercial banks, which includes three new participating banks effective with this amendment and extension.

Mr. Rick Wessel, chief executive officer, stated, “The additional capacity and extension of the credit facility provide us with five years of significant long-term committed capital to further support our continued growth and expansion in both the U.S. and Latin America. In addition, the amended facility is expected to provide further capacity to support ongoing shareholder payouts through cash dividends and share repurchases. We would like to thank our commercial bank partners for their continued confidence in FirstCash and our strategic direction.”

About FirstCash

FirstCash is the leading international operator of pawn stores and a leading provider of technology-driven point-of-sale payment solutions, both focused on serving cash and credit-constrained consumers. FirstCash’s more than 2,800 pawn stores located in the U.S. and Latin America buy and sell a wide variety of jewelry, electronics, tools, appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property. FirstCash, through its wholly owned subsidiary, American First Finance (“AFF”), also provides lease-to-own and retail finance payment solutions for consumer goods and services through a nationwide network of approximately 7,600 active retail merchant partner locations. As one of the largest omni-channel providers of “no credit required” payment options, AFF’s technology provides its merchant partners with seamless leasing and financing experiences in-store, online, in-cart and on mobile devices.

FirstCash is a component company in both the Standard & Poor’s MidCap 400 Index® and the Russell 2000 Index®. FirstCash’s common stock (ticker symbol “FCFS”) is traded on the Nasdaq, the creator of the world’s first electronic stock market. For additional information regarding FirstCash and the services it provides, visit FirstCash’s websites located at http://www.firstcash.com and http://www.americanfirstfinance.com.

Forward-Looking Information

This release contains forward-looking statements about the business, financial condition and prospects of FirstCash Holdings, Inc. and its wholly owned subsidiaries (together, the “Company”). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “outlook,” “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

These forward-looking statements are made to provide the public with management’s current expectations with regard to the credit facility amendment. While the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, risks, uncertainties and regulatory developments discussed and described in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

For further information, please contact:

Gar Jackson
Global IR Group
Phone:	(817) 886-6998
Email:	gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer
Phone:	(817) 258-2650
Email:	investorrelations@firstcash.com
Website: investors.firstcash.com

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